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                                 EXHIBIT 99(a)

                                 FORM OF PROXY
                                 -------------

                                REVOCABLE PROXY

                  THE WOODSTOWN NATIONAL BANK & TRUST COMPANY


          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                        SPECIAL MEETING OF SHAREHOLDERS

                               January 22, 1997

     THE UNDERSIGNED hereby constitutes and appoints C. Courtney Seabrook, Harriet J. Colson and Perez H. Collins, and and of them, as lawful attorneys and proxies of the undersigned, with full power of substitution, to represent and vote, as directed below, all of the shares of Common Stock of The Woodstown National Bank & Trust Company ("WNB") held of record by the undersigned at the close of business on December 11, 1996, at the Special Meeting of the Shareholders of WNB to be held on January 22, 1997, at 11:00 a.m. at The Salem County Sportsmen's Club, Inc., Route 40, Carney's Point, New Jersey, or at any adjournment or postponement thereof, with all of the powers the undersigned would possess if personally present, as follows:

     (1) PROPOSAL to approve, adopt, ratify and confirm the Merger Agreement, dated September 30, 1996, as amended as of November 1, 1996, between Fulton Financial Corporation and WNB providing, among other things, for the merger of WNB with and into a subsidiary of Fulton Financial Corporation and for the automatic conversion of each share of WNB Common Stock into 1.60 shares of Common Stock of Fulton Financial Corporation.

          [_]  FOR              [_]  AGAINST          [_]  ABSTAIN

     (2) In their discretion as to any other matter properly before the meeting, including, without limitation, a motion to adjourn or postpone the meeting to another time and place for the purpose of soliciting additional proxies in favor of the Merger Agreement or otherwise.

          [_]  FOR              [_]  AGAINST          [_]  ABSTAIN

     This proxy is revocable and will be voted as directed, but if no instructions are specified, this proxy will be voted for each of the proposals listed. If any other business is presented at the Special Meeting, this proxy will be voted by those named in this proxy in their best judgment. At the
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present time, the Board of Directors knows of no other business to be presented at the Special Meeting.

     The undersigned acknowledges receipt of the Notice of Special Meeting of Shareholders and the Proxy Statement/Prospectus of WNB dated December 13, 1996, and hereby revoke(s) all other proxies heretofore given by the undersigned in connection with this meeting.


                             Date:
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                                          Signature


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                                          Signature

                             Please sign exactly as your name appears hereon. If stock is jointly held, each joint owner should sign. If signing for a corporation or a partnership, or as attorney or fiduciary, indicate your full title. If more than one fiduciary is involved, all should sign.